EXHIBIT 4.1

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THIS WARRANT AND THE WARRANT SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ISSUED PURSUANT TO THE DEBTORS’ AND OFFICIAL COMMITTEE OF UNSECURED CREDITORS’ THIRD AMENDED REVISED JOINT PLAN OF REORGANIZATION OF FLEMING COMPANIES, INC. AND ITS FILING SUBSIDIARIES UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE CONFIRMED IN THE BANKRUPTCY CASES OF FLEMING COMPANIES, INC. AND CERTAIN OF ITS SUBSIDIARIES BY THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE, CASE NO. 03-10945 (MFW ) (JOINTLY ADMINISTERED). ANY WARRANT SHARES ISSUABLE UPON EXERCISE HEREOF AND ANY INTEREST THEREIN IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY STATE AND LOCAL SECURITIES LAWS AND IS FREELY TRANSFERABLE PURSUANT TO SECTION 1145(A) OF THE BANKRUPTCY CODE.

NO WARRANTS AND NO WARRANT SHARES HELD BY AN UNDERWRITER OR AN AFFILIATE OF THE COMPANY MAY BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED IN VIOLATION OF THE SECURITIES ACT OR STATE SECURITIES LAWS. ACCORDINGLY, THE COMPANY RECOMMENDS THAT POTENTIAL RECIPIENTS OF WARRANTS AND WARRANT SHARES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

No. [ ]	Right to Purchase [ ] shares of common stock of Core-Mark Holding Company, Inc.

COMMON STOCK PURCHASE WARRANT

CORE-MARK HOLDING COMPANY, INC.

August 23, 2004

Core-Mark Holding Company, Inc., a Delaware corporation (the “Company”), HEREBY CERTIFIES that, for value received, [                        ] (together with its assigns, the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time during the Exercise Period, up to [            ] shares (the “Warrant Shares”) of Common Stock of the Company, at a purchase price per share of $20.925 (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the “Exercise Price”). The Warrant Shares have been duly authorized and, when issued in accordance with the terms of the Warrant, shall be validly issued, and upon receipt by the Company of the Exercise Price, fully paid and nonassessable.

This Warrant is one of the warrants (the “Warrants”) evidencing the right to purchase shares of Common Stock of the Company issued to the holders of the allowed Class 6(B) claims pursuant to the Debtors’ And Official Committee Of Unsecured Creditors’ Third Amended Revised Joint Plan Of Reorganization Of Fleming Companies, Inc. And Its Filing Subsidiaries

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Under Chapter 11 of the United States Bankruptcy Code (the “Plan”) confirmed in the bankruptcy cases of Fleming Companies, Inc. and certain of its subsidiaries by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), Case No. 03-10945 (MFW) (Jointly Administered). (A copy of the Plan is available upon request to the Company). The Holder shall be entitled to all of the benefits and subject to all of the restrictions set forth in the Plan.

1. Definitions.

Capitalized terms used herein but not otherwise defined herein shall have the meanings provided for them in the Plan. As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:

(a)	“Company” means Core-Mark Holding Company, Inc. and any entity which shall succeed to, or assume the obligations of, the Company hereunder.

(b)	“Common Stock” means (i) the Company’s Common Stock, par value $0.01 per share, as authorized on the Issue Date, (ii) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount per share, either to all or to a share of the balance of current dividends and liquidating distributions after the payment of dividends and distributions on any shares entitled to preference in the payment thereof, and (iii) any other securities into which or for which any of the securities described in (i) or (ii) above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c)	“Common Stock Equivalents” means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

(d)	“Excluded Securities” means (i) warrants or options that are outstanding as of the date hereof and warrants and options that may be granted in the future pursuant to the (A) 2004 Core-Mark Holding Company, Inc. Long Term Incentive Plan, (B) 2004 Core-Mark Holding Company, Inc. Directors Incentive Plan, and (C) the Note and Warrant Purchase Agreement, dated as of August 20, 2004, among the Company and certain of its subsidiaries, the purchasers identified therein and Wells Fargo Bank, N.A., as Administrative Agent, (ii) the Warrants, (iii) any securities issued pursuant to any agreement entered into by the Company or any of its subsidiaries for the acquisition of another business (whether by stock purchase or assets purchase, merger or otherwise), and (iv) any securities issued pursuant to an underwritten public offering.

(e)	“Exercise Period” has the meaning specified in Section 18 hereof.

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(f)	“fair market value” per share of the Company’s Common Stock means:

(i)	If the Common Stock is traded on a national securities exchange, the Toronto Stock Exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the NASDAQ National Market, the fair market value shall be the weighted average intraday trading price of the Common Stock on such exchange or on the NASDAQ during the 20 trading days ending two trading days immediately preceding the effective date of exercise or deemed exercise (including by net issue election) as reported by Bloomberg; however, if the weighted average intraday trading price is not available, then the fair market value shall be the average closing price (or if no sale is made, the mean of the closing bid and asked prices) of the Common Stock on such exchange or on the NASDAQ for the 20 trading days ending two trading days immediately preceding the date of exercise or deemed exercise (including by net issue election);

(ii)	If the Common Stock is not so listed or admitted to unlisted trading privileges, the fair market value shall be the average of the last bid and asked prices reported by the NASDAQ (or if such reports are unavailable, by the National Quotation Bureau Incorporated or, if such reports are unavailable, the reports of the Over-the-Counter “pink sheets” or the Over-the-Counter Bulletin Board) for the 20 trading days ending two trading days immediately preceding the effective date of exercise or deemed exercise (including by net issue election); and

(iii)	If the Common Stock is not so listed or admitted to unlisted trading privileges described in the foregoing clauses (i) and (ii) and bid and ask prices described in the foregoing clauses (i) and (ii) are not reported, the fair market value shall be as determined as of a date not more than 90 days before the effective date of exercise or deemed exercise (including by net issue election) and shall be determined by:

(A)	a reputable independent appraisal service selected by the Company for this purpose in the event that (x) fair market value is being calculated for any reason under this Agreement (other than pursuant to Section 2.4), (y) fair market value is being calculated pursuant to Section 2.4 and a reputable independent appraisal service selected by the Company has not determined the fair market value of Common Stock during the one-year prior to the effective date of exercise or deemed exercise (including any net issue election) or (z) fair market value is being calculated pursuant to Section 2.4 and the net issue election of Warrants involves underlying Common Stock that represents one percent (1%) or more of the Common Stock then outstanding, or

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(B)	by the Company’s Board of Directors for all other events not described in the foregoing clauses (x), (y) and (z) of the foregoing clause (A).

(a)	“Issue Date” means August 23, 2004.

(b)	“Majority Warrantholders” means the Holders of Warrants representing 50.1% of the shares of Common Stock obtainable upon exercise of such Warrants then outstanding.

(c)	“Officer” means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Company.

(d)	“Other Securities” means any stock other than Common Stock and other securities of the Company or any other Person which the Holders of the Warrants at any time shall be entitled to receive, or shall have received, on the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or other securities pursuant to Section 4 or otherwise.

(e)	“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

(f)	“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.

(g)	“Warrant Agent” has the meaning set forth in Section 13.

(h)	“Warrant Shares” has the meaning specified in the first introductory paragraph hereof.

2. Exercise of Warrant.

2.1. Full Exercise. This Warrant may be exercised at any time during the Exercise Period in full by the Holder by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such Holder, to the Company at its principal office, or the Warrant Agent, as applicable, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Exercise Price then in effect.

2.2. Partial Exercise. This Warrant may be exercised at any time before its expiration in part by surrender of this Warrant and payment of the Exercise Price then in effect in the manner and at the place provided in subsection 2.1, except that the

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amount payable by such Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock designated by the Holder in the subscription at the end hereof by (b) the Exercise Price then in effect. On any such partial exercise the Company, at the Holder’s expense, will forthwith issue and deliver to, or upon the order of, such Holder a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock for which such Warrant or Warrants may still be exercised.

2.3. Company Acknowledgment. The Company or the Warrant Agent, as applicable, will, at the time of the exercise of this Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

2.4. Net Issue Election. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, at the office of the Company, with the net issue election notice annexed hereto duly executed. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X = Y x (A - B)

            A

where

X =	the total number of shares of Common Stock to be issued to the Holder pursuant to this Section 2.4.
Y =	the number of shares of Common Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 2.4.
A =	the fair market value of one share of Common Stock.
B =	the Exercise Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 2.4.

3. Delivery of Stock Certificates, etc. on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such

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Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current fair market value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 2 or otherwise.

4. Adjustment for Dividends in Other Stock, Property, etc.; Reclassification, etc. If, at any time or from time to time, the holders of Common Stock (or Other Securities) in their capacity as such shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor, other or additional stock or Other Securities or property (excluding cash) by way of dividend, spin-off, reclassification, recapitalization, combination of shares, similar corporate rearrangement or otherwise, then and in each such case the Holder of this Warrant, shall be entitled to receive, upon the exercise hereof, the amount of stock and Other Securities and property (excluding cash) which such Holder would have been entitled to receive had the Holder been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and Other Securities and property (excluding cash) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 5 and 6.

5. Adjustment for Reorganization, Consolidation. Merger, etc.

5.1. Reorganization, Consolidation, Merger, etc. If, at any time or from time to time, the Company shall (a) effect a reorganization or reclassification of the Common Stock or Other Securities (other than a reorganization or reclassification to the extent that such reorganization or reclassification results in an adjustment in the Warrant Price pursuant to Section 6 hereof), (b) consolidate with or merge into any other Person, or (c) transfer all or substantially all of its properties or assets to any other Person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the Holder of this Warrant, on the exercise hereof as provided in Section 2 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and Other Securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 4 and 6.

5.2. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and Other Securities and property (including cash, where applicable) receivable by the Holders of the Warrants (net of the Exercise Price) after the effective date of such dissolution pursuant to this Section 5 to a bank or trust company having its principal office in the United States of America as trustee for the Holders of the Warrants.

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5.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 5, this Warrant shall continue in full force and effect, subject to expiration in accordance with Section 18 hereof, and the terms hereof shall be applicable to the shares of stock and Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or Other Securities, including, in the case of any such transfer, the Person acquiring all or substantially all of the properties or assets of the Company, whether or not such Person shall have expressly assumed the terms of this Warrant as provided in Section 7.

6. Anti-Dilution Adjustment.

6.1. General. The Exercise Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

6.2. Exercise Price Adjustments. If and whenever after the date hereof the Company shall issue or sell any shares of its Common Stock (except for any issuance upon exercise of any Excluded Security in accordance with the terms thereof or shares issued in transactions to which subsection 6.6 of this Warrant apply) for a consideration per share less than the fair market value of such Common Stock on the date of such issue or sale, or shall be deemed under the provisions of this Section 6 to have effected any such issuance or sale, then, forthwith upon such issue or sale, the Exercise Price shall be reduced to the price (calculated to the nearest $0.000001) obtained by multiplying the Exercise Price in effect immediately prior to the time of such issue or sale by a fraction, (x) the numerator of which shall be the sum of (i) the number of shares of Common Stock and Common Stock issuable upon the exercise of any Common Stock Equivalents, in each case, outstanding immediately prior to such issue or sale multiplied by the fair market value of such Common Stock immediately prior to such issue or sale, plus (ii) the consideration received by the Company upon such issue or sale or, as applicable, to be received by the Company upon the exercise of any Common Stock Equivalents, and (y) the denominator of which shall be the product of (i) the total number of shares of Common Stock and Common Stock issuable upon the exercise of any Common Stock Equivalents, in each case, outstanding immediately after such issue or sale, multiplied by (ii) the fair market value of such Common Stock immediately prior to such issue or sale.

6.3. Option Grants. In the event that at any time, the Company shall in any manner grant any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for

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Common Stock, except for any Excluded Security (such rights or options being herein called “Options” and such convertible or exchangeable stock or securities being herein called “Convertible Securities”), whether or not such Options or the right to convert or exchange any such Convertible Securities issuable upon the exercise of such Options are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities issuable upon the exercise of such Options (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of any such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities issuable upon the exercise of such Options) shall be less than the fair market value of such Common Stock, determined as of the date of granting such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall (as of the date of granting such Options) be deemed to be outstanding and to have been issued for such price per share. Except as otherwise provided in subsection 6.5, no further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

6.4. Convertible Security Grants. In the event that the Company shall in any manner issue or sell any Convertible Securities (other than pursuant to the exercise of Options to purchase such Convertible Securities covered by subsection 6.3 and other than Excluded Securities), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the fair market value of such Common Stock on the date of such issue or sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that, except as otherwise provided in subsection 6.5, no further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

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6.5. Effect of Alteration to Option or Convertible Security Terms. In connection with any change in, or the expiration or termination of, the purchase rights under any Option or the conversion or exchange rights under any Convertible Securities, the following provisions shall apply:

(a) If the exercise price provided for in any Option referred to in subsection 6.3, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsection 6.3 or 6.4, or the rate at which any Convertible Securities referred to in subsection 6.3 or 6.4 are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), then the Exercise Price in effect at the time of such change shall forthwith be increased or decreased to the Exercise Price which would be in effect immediately after such change if (a) the adjustments which were made upon the issuance of such Options or Convertible Securities had been made upon the basis of (and taking into account the total consideration received for) (i) the issuance at that time of the Common Stock, if any, delivered upon the exercise of any such Options or upon the conversion or exchange of any such Convertible Securities before such change, and (ii) the issuance at that time of all such Options or Convertible Securities, with terms and provisions reflecting such change, which are still outstanding after such change, and (b) the Exercise Price as adjusted pursuant to clause (a) preceding had been used as the basis for the adjustments required hereunder in connection with all other issues or sales of Common Stock, Options or Convertible Securities by the Company subsequent to the issuance of such Options or Convertible Securities.

(b) On the partial or complete expiration of any Options or termination of any right to convert or exchange Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be increased or decreased to the Exercise Price which would be in effect at the time of such expiration or termination if (a) the adjustments which were made upon the issuance of such Options or Convertible Securities had been made upon the basis of (and taking into account the total consideration received for) (i) the issuance at that time of the Common Stock, if any, delivered upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities before such expiration or termination, and (ii) the issuance at that time of only those such Options or Convertible Securities which remain outstanding after such expiration or termination, and (b) the Exercise Price as adjusted pursuant to clause (a) preceding had been used as the basis for adjustments required hereunder in connection with all other issues or sales of Common Stock, Options or Convertible Securities by the Company subsequent to the issuance of such Options or Convertible Securities.

(c) If the exercise price provided for in any Option referred to in subsection 6.3 or the rate at which any Convertible Securities referred to in subsection 6.3 or 6.4 are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason or provisions with respect thereto designed to protect against dilution, and the event causing such reduction is one that did not also require an adjustment in the Exercise Price under other provisions of this Section 6, then in case of the delivery of shares of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be adjusted to such amount as would have been obtained if such Option or Convertible Securities had never been issued and if the

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adjustments made upon the issuance of such Option or Convertible Securities had been made upon the basis of the issuance of (and taking into account the total consideration received for) the shares of Common Stock delivered as aforesaid (provided that the fair market value of such Common Stock shall be the fair market value on the date of issue of such shares); provided that no such adjustment shall be made unless the Exercise Price then in effect would be reduced thereby.

6.6. Stock Splits and Reverse Splits. In the event that the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in the event that the outstanding shares of Common Stock of the Company shall at any time be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced. Except as provided in this subsection 6.6, no adjustment in the Exercise Price and no change in the number of Warrant Shares purchasable shall be made under this Section 6 as a result of or by reason of any such subdivision or combination.

6.7. Determination of Consideration Received. For purposes of this Section 6, the amount of consideration received by the Company in connection with the issuance or sale of Common Stock, Options or Convertible Securities shall be determined in accordance with the following:

(a) In the event that shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount payable to the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith.

(b) In the event that any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash payable to the Company shall be deemed to be the fair value of such consideration as reasonably determined by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith.

(c) In the event that any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as reasonably determined by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation as such Board shall determine to be attributable to such Common Stock, Options or Convertible Securities, as the case may be.

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(d) In the event that any Common Stock, Options and/or Convertible Securities shall be issued in connection with the issue and sale of Other Securities or property of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Common Stock, Options or Convertible Securities by the parties thereto, such Common Stock, Options and/or Convertible Securities shall be deemed to have been issued without consideration.

6.8. Record Date as Date of Issue or Sale. In the event that at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

6.9. Treasury Stock. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares (other than their cancellation without reissuance) shall be considered an issue or sale of Common Stock for the purposes of this Section 6.

6.10. De Minimis Adjustments. Notwithstanding the foregoing in this Section 6, no adjustment of the Exercise Price shall be made in an amount less than $0.000001 per share, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $0.000001 per share or more.

6.11. Other Events. If any event occurs that would adversely affect each Holder’s rights but is not expressly provided for by this Section 6 (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price so as to protect each Holder’s rights; provided, however, that no such adjustment will increase the Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 6.11.

6.12. No Change in Warrants Terms on Adjustment. Irrespective of any adjustments in the Exercise Price or the number of shares of Common Stock (or any inclusion of Other Securities) issuable upon exercise, Warrants theretofore or thereafter issued may continue to express the same prices and number of shares as are stated in the similar Warrants issuable initially, or at some subsequent time, pursuant to this Warrant, and the Exercise Price and such number of shares issuable upon exercise specified thereon shall be deemed to have been so adjusted.

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6.13. Multiple Issuances. If additional shares of Common Stock, Convertible Securities, Common Stock Equivalents, Other Securities or rights or options are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, the consideration received shall be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such additional shares of Common Stock, Convertible Securities, Common Stock Equivalents, Other Securities or rights or Options.

7. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of all Warrants from time to time outstanding, (b) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up, unless the rights of the holders thereof shall be limited to a fixed liquidation preference, which may included dividends that accrue at a fixed rate through the date of such dissolution, liquidation or winding up and (c) will not transfer all or substantially all of its properties and assets to any other Person (corporate or otherwise), or consolidate with or merge into any other Person or permit any such Person to consolidate with or merge into the Company (if the Company is not the surviving Person), unless such other Person shall expressly assume in writing and become bound by all the terms of the Warrants.

8. Certificate as to Adjustments. In each case of any adjustment or readjustment in the Exercise Price or in the number of shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company will promptly compute such adjustment or readjustment in accordance with the terms of the Warrants and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such issue or sale and as adjusted and readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to each Holder of a Warrant, and will, on the written request at any time of any Holder of a Warrant, furnish to such Holder a like certificate setting forth the Exercise Price at the time in effect and showing how it was calculated.

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9. Notices of Record Date. etc. In the event of:

(a) any taking by the Company of a record of the Holders of any class of securities for the purpose of determining the Holders thereof who are entitled to receive any dividend or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any Other Securities or property, or to receive any other right, or

(b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other Person, or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to each Holder of a Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or Other Securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the Persons or class of Persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least ten (10) business days prior to the date specified in such notice on which any such action is to be taken pursuant to (a) above and five (5) business days prior to the date specified in such notice on which any such action is to be taken in any other case.

10. Certain Covenants.

10.1. Reservation of Stock, etc. Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrants. The Company will not increase or permit to be increased the par value per share or stated capital of the shares of the Common Stock (or Other Securities) issuable on the exercise of the Warrants, and in the event that the exercise of the Warrants would require the payment by the Holder of consideration for the Common Stock (or Other Securities) receivable upon such exercise of less than the par or stated value of such shares, the Company will promptly take such action as may be necessary to change the par or stated value of such shares to an amount less than or equal to such consideration.

10.2. Regulatory Requirements and Restrictions. In the event of any reasonable determination by the Holder of this Warrant that, by reason of any change in, or enactment, creation or imposition of, any federal or state law, statute, rule, regulation,

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guideline, order, court or administrative ruling, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) (collectively, a “Regulatory Requirement”), the Holder of this Warrant is effectively restricted or prohibited from holding this Warrant or shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant, or otherwise realizing upon or receiving the benefits intended under this Warrant, the Company shall take such action as the Holder of this Warrant and the Company shall jointly agree in good faith to be reasonably necessary to permit the Holder of this Warrant to comply with such Regulatory Requirement. The reasonable costs of taking such action, whether by the Company, the Holder of this Warrant or otherwise, shall be borne by the Holder.

10.3. Limitation on Certain Restrictions. The Company will not, directly or indirectly, create or otherwise cause or suffer to exist or become effective any prohibition on the ability of the Company to perform and comply with its obligations under this Warrant.

11. Exchange of Warrants. On surrender for exchange of any Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the Holder thereof a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (on payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered (as such number may be adjusted in accordance with the terms hereof). No service charge will be imposed in connection with any transfer or exchange of any Warrant, but the Company or the Warrant Agent, as applicable, may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

12. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at the Holder’s expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

13. Warrant Agent. The Company may elect to appoint an agent (the “Warrant Agent”) having an office in the United States of America for the purpose of issuing Common Stock (or Other Securities) on the exercise of the Warrants pursuant to Section 2, exchanging Warrants pursuant to Section 11, and replacing Warrants pursuant to Section 12. If the Company elects to appoint such a Warrant Agent, the Company shall notify the Holder of the name, address and other contact information for the Warrant Agent at least ten days prior to the effective date of the appointment. Upon such appointment, any such issuance, exchange or replacement, as the case may be, shall be made at such office of and by the Warrant Agent. The Warrant Agent shall accept, in its own name for the account of the Company or such successor Person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 13. The appointment of the Warrant

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Agent shall not relieve the Company of its obligations set forth in this Warrant. The Company may replace the Warrant Agent or terminate its services upon not less than ten days prior notice to the Holder.

The Company intends to select Wells Fargo Bank, N.A. as the Warrant Agent. So long as the appointment of Wells Fargo Bank, N.A. is effected prior to November 1, 2004, no notice of the actual appointment of Wells Fargo Bank, N.A. shall be required under this Agreement.

14. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

15. Negotiability, etc. This Warrant is issued upon the following terms, to all of which each Holder consents and agrees by accepting this Warrant:

(a) title to this Warrant may be transferred by endorsement (by the Holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery; and

(b) any Person in possession of this Warrant properly endorsed for transfer to such Person (including endorsed in blank) is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby. Nothing in this paragraph (b) shall create any liability on the part of the Company beyond any liability or responsibility it has under law.

16. Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be sent by electronic transmission, first class mail postage prepaid, by hand delivery or by overnight mail or courier service, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company.

17. Miscellaneous. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

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18. Exercise Period. This Warrant may be exercised from time to time during the period (the “Exercise Period”) commencing on the Issue Date and expiring on August 23, 2011. Notwithstanding the foregoing, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of Section 2.4 hereof, without any further action on behalf of the Holder, immediately prior to the time this Warrant would otherwise expire pursuant to the preceding sentence.

19. Holder Not Deemed Stockholder. Until the exercise of this Warrant, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

20. CUSIP and CINS Numbers. The Company in issuing the Warrants may use “CUSIP” and “CINS” numbers.

21. Legend.

Each Warrant certificate evidencing the Warrants (and all Warrant certificates issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

“THIS WARRANT AND THE WARRANT SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ISSUED PURSUANT TO THE DEBTORS’ AND OFFICIAL COMMITTEE OF UNSECURED CREDITORS’ THIRD AMENDED REVISED JOINT PLAN OF REORGANIZATION OF FLEMING COMPANIES, INC. AND ITS FILING SUBSIDIARIES UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE CONFIRMED IN THE BANKRUPTCY CASES OF FLEMING COMPANIES, INC. AND CERTAIN OF ITS SUBSIDIARIES BY THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE, CASE NO. 03-10945 (MFW) JOINTLY ADMINISTERED. ANY WARRANT SHARES ISSUABLE UPON EXERCISE HEREOF AND ANY INTEREST THEREIN IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ANY STATE AND LOCAL SECURITIES LAWS AND IS FREELY TRANSFERABLE PURSUANT TO SECTION 1145(A) OF THE BANKRUPTCY CODE.”

“NO WARRANTS AND NO WARRANT SHARES HELD BY AN UNDERWRITER OR AN AFFILIATE OF THE COMPANY MAY BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED IN VIOLATION OF THE SECURITIES ACT OR STATE SECURITIES LAWS. ACCORDINGLY, THE COMPANY RECOMMEND THAT POTENTIAL RECIPIENTS OF WARRANTS AND WARRANT SHARES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.”

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The legend set forth above shall be removed by the Company from any certificate evidencing the Warrants and the Warrant Shares upon delivery to the Company of an opinion of counsel, reasonable satisfactory to the Company, that (a) the Warrants and the Warrant Shares are not held by an underwriter or affiliate of the Company or (b) the Warrants and the Warrant Shares are held by an underwriter or affiliate of the Company and that such Warrants and Warrant Shares are being transferred pursuant to a registration statement under the Securities Act.

22. Amendment. This Warrant may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or making any other provisions with respect to matters or questions arising under this Warrant as the Company and the Warrant Agent (as applicable) may deem necessary or desirable. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Majority Warrantholders (excluding the vote of any Warrants held by the Company or any parent, subsidiary or sister company) and provided that all Warrants issued pursuant to the Agreement are equally treated.

23. Expenses. The preparation, issuance and delivery of the new Warrant certificates shall be at the Company’s expense (other than transfer taxes). The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer of any Warrants, including, but not limited to, any transfer involved in the exchange of any Warrant certificates, and in such case the Company shall not be required to issue or deliver any Warrant certificates until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due. If such tax or other charge is due, the Company or Warrant Agent (if applicable), shall have no duty or obligation or any other similar provision of this Warrant Agreement unless and until it is satisfied that all such taxes and/or governmental charges have been paid in full.

24. Consent to Jurisdiction. Notwithstanding anything to the contrary contained in Section 17 hereof, (a) the parties hereby expressly acknowledge and agree that, to the extent permitted by applicable law, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) shall have exclusive jurisdiction to hear and determine any and all disputes concerning the distribution of Warrants hereunder, and (b) if appointed, the Warrant Agent will consent to the jurisdiction of the Bankruptcy Court with respect to any such disputes and waives any argument of lack of such jurisdiction.

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IN WITNESS WHEREOF, the Company has executed this Warrant under seal as of the date first written above.

CORE-MARK HOLDING COMPANY, INC.

By:
Name:
Title:

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EXHIBIT A

TO

WARRANT AGREEMENT

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FORM OF ELECTION FOR CASHLESS EXERCISE PURSUANT TO SECTION 2.4

The undersigned hereby irrevocably elects to purchase              shares of Common Stock of Core-Mark Holding Company, Inc. on the terms and conditions specified in the within Warrant Certificate and tenders payment of the exercise price for these shares by electing pursuant to Section 2.4 of the within Warrant Certificate to surrender the right to purchase              shares of Common Stock;; and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date:                     ,

(Signature of Owner)[1]

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

[1]	The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

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Any unexercised Warrants evidenced by the within Warrant certificate to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

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FORM OF ELECTION TO PURCHASE WARRANT SHARES FOR CASH

(to be executed only upon exercise of Warrants)

The undersigned hereby irrevocably elects to purchase              shares of Common Stock of Core-Mark Holding Company, Inc. on the terms and conditions specified in the within Warrant Certificate and tenders herewith payment of $            , the Exercise Price for              shares; and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date:                     ,

(Signature of Owner)[2]

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

[2]	The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

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Any unexercised Warrants evidenced by the within Warrant certificate to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

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FORM OF ASSIGNMENT

(To be signed only upon transfer of Warrant)

For value received, the undersigned hereby sells, assigns and transfers unto              the right represented by the within Warrant to purchase              shares of Common Stock of Core-Mark Holding Company, Inc. to which the within Warrant relates, and appoints              Attorney to transfer such right on the books of Core-Mark Holding Company, Inc. with full power of substitution in the premises.

Alternative 1: The undersigned is not currently an affiliate of the Company or an underwriter engaged in the distribution of such Warrant as those terms are defined in the rules of the Securities and Exchange Commission.

Or

Alternative 2: If the undersigned is an affiliate or an underwriter, (a) the undersigned has sold the securities represented by the within Warrant pursuant to a registration statement filed and made effective in accordance with the Securities Act and in a manner described under the caption “Plan of Distribution” in the prospectus included in such registration statement and that such sale complies with all applicable securities laws applicable to the undersigned, including without limitation, the prospectus delivery requirements, or (b) only in the case of an affiliate, has transferred such securities pursuant to an exemption from registration under the Securities Act and provided reasonable evidence of such exemption.

The Warrant being transferred hereby is one of the Warrants issued by Core-Mark Holding Company, Inc. as of August 23, 2004 to purchase an aggregate of              shares of Common Stock.

Date:                     ,

(Signature of Owner)[3]

(Street Address)

[3]	The signature must correspond with the name as written upon the face of the within Warrant certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

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(City) (State) (Zip Code)

Signature Guaranteed by:

Securities to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code: